UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 31, 2017

 Versum Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37664	47-5632014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8555 South River Parkway, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)

(602) 282-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Information.

Versum Materials Announces Date of 2018 Stockholder Meeting and Declaration of Quarterly Cash Dividend

On October 31, 2017, Versum Materials, Inc. (the “Company”) issued a press release announcing that the Company will host its 2018 annual meeting of stockholders at 9:00 a.m. Mountain Standard Time on Tuesday, January 30, 2018, at its offices located at 8555 South River Parkway, Tempe, Arizona 85284. The record date for the 2018 annual meeting of stockholders is December 7, 2017. The press release also announced that the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share of common stock, payable on November 27, 2017 to stockholders of record at the close of business on November 13, 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Deadlines and Procedures for Submitting Stockholder Proposals
The date of the Company’s 2018 annual meeting of stockholders is scheduled to be more than 30 days earlier than the anniversary of the Company’s 2017 annual meeting of stockholders that was held on March 21, 2017. Therefore, the deadlines for stockholders to submit proposals and nominations of directors for the 2018 annual meeting of stockholders have been adjusted as described below.
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company’s 2018 proxy statement and proxy card by submitting their proposals to the Company not later than the close of business on November 10, 2017 (which the Company believes is a reasonable time before the Company begins to print and mail its proxy materials). In addition, all stockholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2018 annual meeting of stockholders.
The Company’s Amended and Restated By-laws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of stockholders, including nominations of persons for election as directors and stockholder proposals submitted outside the processes of Rule 14a-8. To be presented at the 2018 annual meeting of stockholders, such a notice must be received by the Company not earlier than the close of business on October 2, 2017, and not later than the close of business on November 10, 2017 (the 10th calendar day following the day on which this public announcement of the date of such annual meeting was made). Copies of the Company’s Amended and Restated By-laws may be obtained free of charge by contacting the Company’s Secretary at Versum Materials, Inc., 8555 South River Parkway, Tempe, Arizona 85284, or by phone at (602) 282-1000.
All notices of proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be mailed to: Versum Materials, Inc., Attention of Secretary, 8555 South River Parkway, Tempe, Arizona 85284.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versum Materials, Inc.

Date:	October 31, 2017	By:	/s/ Michael W. Valente
Michael W. Valente
Senior Vice President Law and Human Resources, General Counsel and Secretary